EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2012 Stock Incentive Option Plan, of our report dated March 31, 2011, with respect to our audits of the financial statements of Terralene Fuels Corporation (formerly Golden Spirit Enterprises Ltd.) included in its Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

December 22, 2011	By:	/s/: L.L. Bradford & Company, LLC
Las Vegas, Nevada